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                                                                   Exhibit 10.49


                               iMAPDATA.COM, INC.

                             STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is effective as of the 12th day of February, 2001 by and among (i) iMapData.com, Inc., a Delaware corporation (the "Corporation"); (ii) Financial Performance Corporation, a New York Corporation ("FPC"); (iii) 1404467 Ontario Limited, an Ontario corporation ("Limited"); (iv) BG Media Intermediate Fund L.P., a Delaware limited partnership ("BG"); (v) William Lilley ("Lilley") and (vi) Laurence DeFranco ("DeFranco") [FPC, BG, Limited, Lilley and DeFranco are hereinafter sometimes collectively referred to as the "Stockholders" and individually as a "Stockholder" and BG and Limited are hereinafter sometimes together referred to as the "Investor Stockholders"].

         WHEREAS, the Corporation has authorized capital stock consisting of twenty four million eight hundred thousand (24,800,000) shares, of which twenty million (20,000,000) shares are designated as Common Stock (the "Common Stock") and four million eight hundred thousand (4,800,000) shares are designated as Series A Preferred Stock (the "Series A Preferred") (hereinafter the Common Stock and the Series A Preferred are sometimes collectively referred to as the "Stock");

         WHEREAS, the Stockholders are the legal and beneficial owners of all of the issued and outstanding shares of Stock, consisting of eight million (8,000,000) shares of Common Stock and three million (3,000,000) shares of Series A Preferred, as set forth in the capitalization schedule attached hereto as Exhibit A;

         WHEREAS, the parties hereto believe it is in the best interests of the Corporation and of the Stockholders to make provision for future dispositions of shares of Stock and certain other matters; and

         WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                              RESTRICTIONS ON STOCK
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         1.1      Scope of Agreement. This Agreement shall apply to all
transfers of shares of Stock (now owned or hereafter acquired) by the Stockholders, whether voluntary, involuntary or by operation of law, whether resulting from death, bankruptcy, insolvency or otherwise.

         1.2 Restrictions on Transfer by Stockholder. Except as otherwise provided in this Agreement or as agreed upon by the prior written consent of the Investor Stockholders, no Stockholder (other than the Investor Stockholders) [excluding the Investor Stockholders, each a "Transferor Stockholder"] shall sell, exchange, deliver or assign, dispose of, bequeath or gift, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession), all or any of the shares of Stock now owned or hereafter acquired by such Transferor Stockholder; provided, however, that notwithstanding the above, a Transferor Stockholder may transfer its shares of Stock to an Affiliate of such Transferor Stockholder. For purposes of this Agreement, "Affiliate" as it relates to any person or entity, shall mean any stockholder, partner, member, spouse or lineal descendant of such person, and any proprietorship, corporation, partnership, trust or other entity in which such person or entity may have an equity interest or in which such person or entity is a proprietor, partner, officer, director, employee, consultant, independent contractor, co-venturer, employer, agent, representative, settlor or beneficiary.

         1.3 Agreement Binding Upon Transferees. In the event that, at any time or from time to time, any shares of Stock are transferred to any party (other than the Corporation or the other Stockholders) pursuant to any provision hereof, the transferee shall take such shares of Stock pursuant to all provisions, conditions and covenants of this Agreement and, as a condition precedent to the transfer of such shares of Stock, the transferee shall agree (for and on behalf of itself, its legal representatives and its transferees and assigns) in writing to be bound by all provisions of this Agreement as a party hereto and in the capacity of a Stockholder. In the event that there shall be any transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the provisions of this Article 1.3, all references herein to the Stockholders or to any Stockholder shall thereafter be deemed to include such transferee and all references to Limited shall include any transferee of Limited and all references to BG shall include any transferee of BG, except for purposes of Article 7.5 hereof, no transferee of Limited or BG (other than their respective Affiliates) shall be recognized.

         1.4 Stock Transfer Record. The Corporation shall keep a stock transfer book in which shall be recorded the name and address of each Stockholder. No transfer or issuance of any shares of Stock shall be effective or valid unless and until recorded in such Stock transfer book. The Corporation agrees not to record any transfer or issuance of shares of Stock in such stock transfer book unless the transfer or issuance is in strict compliance with all provisions of this Agreement. Each Stockholder agrees that, in the event it desires to make a transfer within the provisions hereof, it shall furnish to the Corporation such evidence of its compliance with this Agreement as may be reasonably required by the Board of Directors of, or counsel for, the Corporation.

         1.5 Endorsement on Stock Certificates. Each certificate representing shares of Stock of the Corporation now or hereafter held by any Stockholder shall bear any legend or legends


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required by applicable securities laws, as determined by the Corporation's Board of Directors, and, in addition thereto, shall bear a statement in substantially the following form:

                  The voluntary or involuntary encumbering, transfer or other disposition (including, without limitation, any disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution or succession) of the shares of stock evidenced by the within Certificate is restricted under the terms of a Stockholders' Agreement, by and among the Corporation and its Stockholders, a copy of which Agreement is on file at the principal office of the Corporation. Upon written request of a Stockholder of the Corporation, the Corporation shall furnish, without charge to such Stockholder, a copy of such Agreement.

         1.6 Agreements by the Corporation. The Corporation agrees, for and on behalf of itself and its successors and assigns, that:

                  A. It hereby consents to this Agreement.

                  B. It shall not issue, transfer or reissue any shares of Stock in violation of the provisions of this Agreement.

                  C. All certificates representing shares of Stock issued by the Corporation and held by any Stockholder shall bear an endorsement in substantially the form specified in Article 1.5 hereof.

         1.7 Specific Performance. Strict compliance shall be required with each and every provision of this Agreement and particularly with the procedures set forth in the provisions of Articles 2, 3, 4, 5 and 6 hereof, it being understood and agreed that no Stockholder shall, as set forth in Article 1.2 hereof (other than to an Affiliate), have the right or power to sell or assign any of its shares of Stock except in strict compliance with the procedures set forth in the provisions of Articles 3, 4, 5 and 6 hereof. The parties hereto agree that the shares of Stock are unique, that failure to perform the obligations provided by this Agreement shall result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

                                    ARTICLE 2

                                     CONTROL

         2.1 Board of Directors. The Stockholders covenant and agree, one to the other, that the Stockholders shall at all times and from time to time, if lawfully permitted to do so, vote their shares of Stock now or hereafter directly or indirectly owned (of record and beneficially) and, if applicable, vote as a director of the Corporation (or cause their designees to vote as directors), in such a manner so that (a) the Board of Directors of the Corporation shall be elected as follows: (i) one (1) designee of BG shall be elected; (ii) one (1) designee of Limited shall be elected; and (iii) five (5) designees of FPC shall be elected, one of which shall initially be William Lilley and


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(b) each committee of the Board of Directors of the Corporation shall include as a member the designee of Limited and the designee of BG. The Stockholder designating a director shall have the right at any time and from time to time to remove such director from the Board of Directors, with or without cause. In the event of any such removal or the death or resignation of any director, the stockholder so designating the removed, deceased or resigned director shall designate a replacement to fill such vacancy. The Stockholders agree that (i) at all times DeFranco is employed by the Corporation and (ii) in the event FPC shall remove Lilley as a member of the Board of Directors and, after such removal, Lilley continues to be employed by the Corporation, then, in each such case, DeFranco and/or Lilley, as applicable, shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity, to participate in discussions of matters brought to the Board of Directors and to receive copies of all notices, minutes, consents and other material that the Corporation provides to its directors. If any of FPC, Limited or BG transfers or otherwise disposes of all of its Stock (other than to an Affiliate pursuant to Section 1.2 hereof), such Stockholder's designees shall immediately resign from the Board of Directors of the Corporation and the transferee or assignee of such Stockholder shall have the right to designate a replacement for each such resigned director. The Company shall at all times use its best efforts to cause the Board of Directors to be elected pursuant to the provisions of this Section 2.1.

         2.2 Director Fees.. No Director of the Corporation shall be entitled to receive any fees or other compensation for serving as a Director of the Corporation. Except as set forth in a written agreement between a Stockholder and the Corporation, the Corporation shall promptly reimburse each Stockholder and its affiliates only for out-of-pocket costs and expenses incurred by a Stockholder's designees of the Board of Directors of the Corporation in connection with such designees' membership on the Board of Directors of the Corporation.

                                    ARTICLE 3

                              RIGHT OF FIRST OFFER

         3.1. Obligation to Make Offer to Stockholders. If (a) at anytime after the first (1st) anniversary of the date of this Agreement, any Transferor Stockholder (as defined in Article 1.2 hereof) desires to sell any of the shares of Stock owned by such Transferor Stockholder or (b) at any time after the date hereof, any Investor Stockholder desires to sell any of the shares of Stock owned by such Investor Stockholder (each of the Transferor Stockholders and/or Investor Stockholders so offering to sell shares of Stock are hereinafter referred to as the "Offering Stockholder(s)"), such Offering Stockholder(s) shall first send written notice (the "First Offer Notice") to the other Stockholders (the "Offeree Stockholders") offering to sell such shares of Stock to the Offeree Stockholders, pro rata, in proportion to their respective stockholdings, at a price per share and upon the other terms and conditions contained in the First Offer Notice. The Offeree Stockholders shall then have such rights and privileges, for the prescribed time periods, as are set forth in
Article 3.2 hereof. No Transferor Stockholder shall have the right to send a First Offer Notice and invoke the provisions of this Article 3 more than one (1) time during any consecutive twelve (12) month period following the first (1st) anniversary of the date hereof and no Investor Stockholder shall have the right to invoke the provisions of this Article 3 more than one (1) time during any consecutive twelve (12) month period (the "Offer Limitation").


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         3.2.     Procedure. Whenever a First Offer Notice has been sent by the
Offering Stockholder(s) under Article 3.1 hereof, the following procedure shall be complied with: For a period of sixty (60) days from their receipt of such written notice, the Offeree Stockholders shall have the right, at the Offeree Stockholders' sole option, to purchase all (but not less than all) of the shares of Stock so offered. In the event that more than one of the Offeree Stockholders elect to purchase the shares of Stock so offered, then the Offeree Stockholders shall purchase such shares of Stock in proportion to their respective stockholdings in the Corporation, unless they agree upon a different percentage within such sixty (60)-day period. If the Offeree Stockholders shall not, individually or together, purchase (for reasons other than a default hereunder by the Offering Stockholder(s)), within the prescribed time period, all of the shares of Stock covered by the First Offer Notice, then the Offering Stockholder(s) shall have the right to sell all (but not less than all) of such shares of Stock to a third party, subject to all of the provisions and restrictions of this Agreement (including, without limitation, the provisions of Article 1.3 hereof), in strict accordance with all of the terms and conditions contained in the First Offer Notice and only if the sale is fully consummated within one hundred twenty (120) days after sending the First Offer Notice pursuant to Article 3.1 hereof; provided, however, that the Offering Stockholder(s) may sell such shares of Stock for a price per share greater than or equal to that set forth in the First Offer Notice. In the event that such sale is not fully consummated within one hundred twenty (120) days after sending a First Offer Notice pursuant to Article 3.1 hereof, and subject to the Offer Limitation, the provisions of this Article 3 must again be complied with by the Offering Stockholder(s) before the Offering Stockholder(s) may sell the shares of Stock which are the subject of the offer pursuant to this Article 3.

                                    ARTICLE 4

                              DRAG ALONG; TAG ALONG

         4.1 Drag Along Rights. If the holders of more than fifty percent (50%) of the Common Stock and more than sixty-seven percent (67%) of the Series A Preferred (together, the "Majority Stockholders") receive a bona fide offer from a third party to purchase all of the shares of Common Stock and Series A Preferred Stock of the Corporation owned by such Majority Stockholders, then the Majority Stockholders shall have the right (but not the obligation) to deliver written notice to the other Stockholders which shall state (i) that the Majority Stockholders propose to effect such a transaction, (ii) the proposed purchase price per share to be paid by the third party, and (iii) the name or names of the third party, and which attaches a copy of all documents between the Majority Stockholders and such third party necessary to establish the terms of the transactions with respect to the shares of Common Stock and Series A Preferred Stock. Upon receipt of such notice, the other Stockholders shall be obligated to sell all of their respective shares of Stock upon the terms and conditions of such transaction (and otherwise take all necessary action to cause the consummation of the proposed transaction). All calculation of Stock ownership under this Article 4 shall be made on an as-if-converted basis.

         4.2 Tag Along Rights. If at anytime after the date hereof any Stockholder or group of Stockholders (the "Transferor Stockholders") intend to transfer to any third party (other than an Affiliate of a Series A Preferred Stockholder if such Series A Preferred Stockholder is the Transferor Stockholder) (the "Tag-Along Purchaser") all or part of their shares of Stock, then the


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Series A Preferred Stockholders shall have the right to transfer, for the same consideration and on the same terms and conditions upon which the Transferor Stockholders intend to transfer such shares, such portion of the shares of Stock owned by the Series A Preferred Stockholders as is proportionate to the shares of Stock being sold by the Transferor Stockholders. Not less than thirty (30) days prior to any proposed transfer to a Tag-Along Purchaser, the Transferor Stockholders shall deliver to the Series A Preferred Stockholders written notice thereof (the "Tag-Along Notice"), which notice shall set forth the consideration to be paid by the Tag-Along Purchaser for the shares of Stock and the other terms and conditions, if any, of such transaction. If the Series A Preferred Stockholders elect to transfer a proportionate amount of their shares of Stock pursuant to this Article 4.2, then the Series A Preferred Stockholders shall so notify the Transferor Stockholders within ten (10) days after the date of the Tag-Along Notice and, upon receipt of such notice, the Transferor Stockholders shall not sell their shares of Stock to the Tag-Along Purchaser unless and until the Tag-Along Purchaser shall have agreed to purchase a proportionate amount of the Series A Preferred Stockholder's shares of Stock at the same price and on the same terms and conditions as the Transferor Stockholders. At the closing of the purchase of shares of Stock by a Tag-Along Purchaser, the Transferor Stockholders shall provide to the Series A Preferred Stockholders a certificate confirming that (i) the Transferor Stockholders are dealing at arm's-length with the Tag-Along Purchaser, (ii) there exists no collateral benefit, directly or indirectly, to any of the Transferor Stockholders and (iii) there is no agreement or understanding between the Transferor Stockholder and the Tag-Along Purchaser other than the definitive agreement entered into in connection with such transaction, a copy of which shall have been delivered to the Series A Preferred Stockholders. The provisions of this Section 4.2 shall not apply in the event a Series A Preferred Stockholder has exercised its rights pursuant to
Section 5.2 hereof and such Series A Preferred Stockholder (i) sells its shares of stock to the Corporation and/or FPC pursuant to Section 5.2 or (ii) in the event the Corporation and/or FPC are unable to purchase the shares, and the Series A Preferred Stockholder elects thereafter to sell its shares of Stock to a third party purchaser.

                                    ARTICLE 5

                            REDEMPTION AND PUT RIGHTS

         5.1      Redemption.

                  (a) The Corporation shall be obligated to redeem the Series A Preferred of the Investor Stockholders or, if either of the Investor Stockholders has converted its shares of Series A Preferred into Common Stock, the Common Stock of the Investor Stockholders, as follows: If the Corporation has not, on or before the fourth (4th) anniversary of the date of this Agreement, successfully completed (a) a firm commitment, underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $30,000,000 (an "IPO"), (b) a consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own, directly or indirectly, less than fifty percent (50%)


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of the surviving corporation's voting power immediately after such consolidation, merger or reorganization; (c) a sale, lease, license or other disposition of more than 50% of the assets of the Corporation or (d) a liquidation or dissolution of the Corporation (each a "Liquidity Event"), then each Investor Stockholder (acting separately or together) shall have the right, by giving written notice thereof to the Corporation (the "Redemption Notice"), to require the Corporation to redeem the shares of Series A Preferred and/or Common Stock held by such Investor Stockholder at the greater of the Series A Liquidation Preference (as defined in the Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on February 9, 2001) or the Fair Market Value (as herein defined) thereof (the "Redemption Price"); provided, that, if the Investor Stockholders intentionally and in bad faith prevent the Corporation from completing a Liquidity Event, the Redemption Price shall be equal to the Series A Liquidation Preference. Such redemption shall occur within fifteen (15) days after the date on which the Fair Market Value of the redeemed shares of Stock has been determined pursuant to
Section 5.1(c) hereof (the "Redemption Date"). On the Redemption Date, each such Investor Stockholder shall surrender its certificates representing the redeemed shares of Stock to the Corporation, and thereupon the Redemption Price of such shares of Stock shall be paid to such Investor Stockholder in full in cash; provided, however, that, if the Corporation is unable to redeem the Stock for cash, each such Investor Stockholder, in its sole and absolute discretion, may elect to receive, in lieu of cash, registered shares of FPC Common Stock which are freely tradable on a public securities market with an aggregate fair market value equal to the aggregate Redemption Price. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (b) In the event the Corporation is unable for any reason whatsoever to effect a cash redemption of shares of Stock pursuant to this
Article 5.1 within the time periods set forth above, and in the further event that each such Investor Stockholder has not elected to receive shares of FPC Common Stock as set forth in Article 5.1(a) above, the Investor Stockholders (individually or together) shall have the right to (i) market the Corporation, at the Corporation's expense, and with the cooperation of the Corporation, (ii) sell the shares of Series A Preferred and/or Common Stock which have not been redeemed by the Corporation pursuant to Article 5.1(a) above to a bona fide third party purchaser on arm's-length terms and conditions (without being subject to the provisions of Article 3 hereof) and (iii) send notice to the other Stockholders which shall state (A) that the Investor Stockholder proposes to sell its shares of Stock to the bona fide purchaser, (B) the proposed purchase price per share to be paid by the bona fide purchaser and (C) the name or names of the bona fide purchaser, which attaches a copy of all documents between the Investor Stockholder and the bona fide purchaser necessary to establish the terms of the sale. Upon receipt of such notice, the other Stockholders shall be obligated to sell all of their shares of Stock to the bona fide purchaser upon the terms and conditions of such sale (and otherwise to take all necessary action to cause the consummation of the proposed sale).

                  (c) For purposes of this Section 5.1, the Fair Market Value of the redeemed Stock shall be determined as follows: If the Investor Stockholders and the Corporation are able to reach mutual agreement as to the per share Fair Market Value of the redeemed Stock, such agreed Fair Market Value shall govern. If the Investor Stockholders and the Corporation cannot mutually agree upon the Fair Market Value within ten (10) days of the Redemption Notice, the Investor Stockholder (together, if more than one Investor Stockholder is redeeming shares of


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Stock) and the Corporation shall each promptly appoint an independent appraiser who shall be a nationally recognized accounting firm or investment bank and such two (2) appraisers shall determine mutually the Fair Market Value of the redeemed Stock. If such two (2) appraisers agree upon the Fair Market Value of the shares of the redeemed Stock, they shall jointly render a single written report of their opinion thereon; provided, however, that if the appraisers do not agree and the higher of the two (2) appraisals is not more than fifteen (15%) greater than the lower of the two (2) appraisals, the Fair Market Value shall be the average of the two (2) appraisals; and, provided, further that, if the appraisers do not agree and the higher of the two (2) appraisals is more than fifteen (15%) greater than the lower of the two (2) appraisals, the two (2) appraisers shall together appoint a third (3rd) appraiser to appraise the shares of redeemed Stock and the Fair Market Value shall be the average of all three
(3) appraisers. All appraisers appointed hereunder shall be qualified by experience and ability to appraise the shares of redeemed Stock and the fees and other costs of each appraiser shall be borne by the Corporation. In valuing the redeemed Stock, all appraisers (i) shall assume that the restrictions on transfer specified in this Agreement and any applicable securities law restrictions on transfer are not applicable to such shares of redeemed Stock,
(ii) shall not take into account any "minority ownership discounts" or "liquidity discounts" and (iii) shall take into account any accrued, but unpaid dividends on the redeemed Stock. All appraisers appointed shall be provided with the most recent available annual and year to date financial statements of the Corporation and any other information reasonably necessary to make such appraisal and shall have reasonable access to all books and records of the Corporation.

         5.2      Put Right.

                  (a) During the four (4) year period immediately following the date hereof, if any person or persons(s) communicates to the Corporation a bona fide third party written term sheet to the Corporation which contemplates
(i) the purchase of all of the shares of Common Stock or all of the issued and outstanding capital stock of the Corporation or (ii) a merger, reorganization or consolidation of the Corporation with or into another entity or (iii) a purchase of all or substantially all of the assets of the Corporation (each a "Term Sheet") and, within fourteen (14) days after receipt of such Term Sheet, the Corporation has not accepted a firm offer in connection with the transaction proposed by such Term Sheet or has elected not to pursue the transaction contemplated by such Term Sheet, and if in either event the price per share proposed in such Term Sheet is greater than the original purchase price paid by the Investor Stockholders for such Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus an internal rate of return on such original purchase price equal to thirty-five percent (35%) per annum, then the Investor Stockholders (individually or together) shall have the right to require the Corporation and FPC to purchase all of such Investor Stockholder's shares of Stock upon the terms and at a purchase price equal to the per share price proposed in such Term Sheet. Each such Investor Stockholder may exercise its rights under this Section
5.2 at anytime during the sixty (60) day period immediately following the expiration of the aforementioned 14-day period, by giving written notice thereof to the Corporation and FPC. Within five (5) days after the date on which such Investor Stockholder sends such notice to the Corporation and FPC and surrenders the certificate(s) representing the shares to be purchased, the Corporation and FPC shall pay to such Investor Stockholder the purchase price for the shares in cash.


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                  (b)      Notwithstanding Section 5.2(a) above, in the event
that the Corporation and FPC (individually or together) do not for any reason purchase the Investor Stockholder's Stock within the time periods set forth in
Section 5.2(a) above, then FPC covenants and agrees (i) in the event of a merger, reorganization or consolidation or sale of assets of the Corporation, to vote or cause a vote to be made (as a stockholder and by each of FPC's designees to the Board of Directors of the Company) to accept the offer proposed in the subject Term Sheet and (ii) in the event of a sale of shares of Stock, to sell all of its shares of Stock upon the terms and conditions of the transaction contemplated in the subject Term Sheet (and otherwise take all necessary action to cause the consummation of the proposed transaction).

                                    ARTICLE 6

                     GENERAL PROVISIONS REGARDING PURCHASES

         6.1 Delivery of Stock and Documents. Upon the closing of any purchase of any shares of Stock pursuant to this Agreement, the seller shall deliver to the purchaser the following: The certificate or certificates representing the shares of Stock being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the seller and of its compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

         6.2 Remedy for Failure to Transfer Shares. In the event that any Stockholder shall be required to sell its shares of Stock pursuant to any provision hereof, and in the further event that such Stockholder is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares to the person who, or entity which, is (or desires) to purchase such shares, in accordance with the applicable provisions of this Agreement, the purchaser of such shares may deposit the purchase price for such shares (by good check, promissory note or both, as the case may be under the applicable provisions of this Agreement) with any bank doing business within fifty (50) miles of the Corporation's principal office, or with the Corporation's chartered accountants, as agent or trustee, or in escrow, for such Stockholder, to be held by such bank or accountant until withdrawn by such Stockholder. Upon such deposit by the purchaser of such shares and upon notice to the Stockholder who was required to sell, the shares of Stock of such Stockholder to be sold pursuant to the applicable provisions of this Agreement shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Stockholder shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Notices. Any and all notices, requests or other communications provided for herein shall be in writing and shall be deemed effectively given:
(a) upon hand delivery, (b) one (1) business day after deposit with a nationally-recognized overnight courier (with receipt


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therefore) or (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, with first-class postage prepaid; and such notices shall be addressed: (i) if to the Corporation, to the principal office of the Corporation; and (ii) if to any Stockholder, to the address of such Stockholder as reflected in the stock records of the Corporation, unless notice of a change of address is furnished to all parties in the manner provided in this Article 7.1.

         7.2 Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         7.3 Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators, personal representatives, successors and permitted assigns.

         7.4 Gender. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

         7.5 Changes; Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the Company, the holders of a majority of the Common Stock and the holders of sixty-seven percent (67%) or more of the Series A Preferred; provided, that, if Limited or BG or their respective Affiliates are Stockholders at the time of such proposed change or modification, no such change or modification shall be made without the consent of each of Limited and BG or their respective Affiliates. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

         7.6 Entire Agreement. This Agreement and the Exhibits hereto sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the matters set forth herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such matters except as set forth herein. Any and all prior agreements among the parties hereto with respect to matters set forth herein are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the matters set forth herein.

         7.7 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

         7.8 Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         7.9 Term of Agreement. This Agreement shall be effective as of the date first hereinabove set forth and continue until terminated on the earlier of the following events: (a) the mutual agreement of the holders of at least ninety percent (90%) of the outstanding shares of Stock, (b) at such time as all Stockholders or all but one Stockholder shall sell all of their shares of Stock to the Corporation and/or to the other Stockholders pursuant to any provision of this Agreement or to a non-Affiliate pursuant to the provisions of this Agreement or (c) upon the closing an IPO. Notwithstanding the foregoing, the provisions in Article 2.1 hereof and, in the event of a public offering which does qualify as an IPO, the provisions of Article 4 hereof, shall survive the termination of this Agreement and certain other sections of this Agreement may terminate prior to the aforesaid termination if such sections so provide.

           [Remainder of this page has been intentionally left blank]

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer and each Stockholder has executed this Agreement under seal, all effective as of the day and year first above written.


                                     CORPORATION:

                                     iMAPDATA.COM, INC., a Delaware corporation


                                     By:   /s/ William Lilley
                                        ---------------------------------------
                                     Name:     William Lilley
                                          -------------------------------------
                                     Title:    President
                                           ------------------------------------

                                     STOCKHOLDERS:

                                     1404467 ONTARIO LIMITED, an Ontario
                                     corporation


                                     By:   /s/ William Goldstein
                                        ---------------------------------------
                                     Name:     William Goldstein
                                          -------------------------------------
                                     Title:    President
                                           ------------------------------------

                                     FINANCIAL PERFORMANCE CORPORATION, a
                                     New York corporation


                                     By:   /s/ Jeffrey Silverman
                                        ---------------------------------------
                                     Name:     Jeffrey Silverman
                                          -------------------------------------
                                     Title:    Chairman
                                           ------------------------------------

                                     BG MEDIA INTERMEDIATE FUND L.P., a
                                     Delaware limited partnership

                                     By:  BG Media Intermediate Fund Investors
                                          L.L.C., its General Partner


                                     By:   /s/ William Grimes
                                        ---------------------------------------
                                     Name:     William Grimes
                                          -------------------------------------
                                     Title:    General Partner
                                           ------------------------------------

                    [Signatures continued on following page.]

                                         ------------


                                         /s/ William Lilley
                                         --------------------------------------
                                         WILLIAM LILLEY


                                         /s/ Laurence DeFranco
                                         --------------------------------------
                                         LAURENCE DEFRANCO






                   [Signatures continued from following page.]

                                    EXHIBIT A

                             Capitalization Schedule

                                                                   Series A
Stockholder                               Common Stock          Preferred Stock
- -----------                               ------------          ---------------
Financial Performance Corporation           7,450,000

William Lilley                                275,000

Laurence DeFranco                             275,000

BG Media Investors L.P.                                             2,000,000

1404467 Ontario Limited                                             1,000,000
                                            ---------               ---------

                  Total                     8,000,000               3,000,000